EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

THE SPECTRANETICS CORPORATION
SUBSIDIARIES

SPECTRANETICS INTERNATIONAL B.V.
Jurisdiction: The Netherlands

SPECTRANETICS II B.V.
Jurisdiction: The Netherlands
Subsidiary of Spectranetics International B.V.

SPECTRANETICS DEUTSCHLAND GMBH
Jurisdiction: Germany
Subsidiary of Spectranetics International B.V.

SPECTRANETICS AUSTRIA GMBH
Jurisdiction: Austria
Subsidiary of Spectranetics International B.V.

SPECTRANETICS FRANCE SARL
Jurisdiction: France
Subsidiary of Spectranetics International B.V.

SPECTRANETICS SWITZERLAND GMBH
Jurisdiction: Switzerland
Subsidiary of Spectranetics International B.V.

SPECTRANETICS DENMARK APS
Jurisdiction: Denmark
Subsidiary of Spectranetics International B.V.

SPECTRANETICS UK
Jurisdiction: United Kingdom
Branch of Spectranetics International B.V.

SPECTRANETICS ITALY
Jurisdiction: Italy
Branch of Spectranetics International B.V.